                                                                 EXHIBIT 10.1(s)

                              CONSULTING AGREEMENT


     THIS IS A CONSULTING AGREEMENT (this "Agreement") made and entered into on April 1, 1997 by and between PMT Services, Inc., a Delaware corporation ("PMT") and Stephen D. Kane, a resident of Atlanta, Georgia ("Kane"), in which the parties hereto, in consideration of the mutual covenants contained herein and for $1.00 and other good and valuable consideration, do hereby agree as follows:

     1. Consulting; Term. For the period (the "Consulting Period") commencing on April 1, 1997 and ending on September 30, 1998, PMT hereby engages Kane as a consultant and Kane hereby accepts such engagement, all upon the terms and conditions set forth in this Agreement. Upon the mutual written consent of PMT and Kane, the Consulting Period may be extended for an additional twelve months on the same terms and conditions as set forth in this Agreement.

     2. Duties and Responsibilities. During the Consulting Period, Kane shall undertake such executive level consulting projects as PMT shall reasonably request, including without limitation, developing business strategies and making contact with merger and acquisition prospects, alliance and joint venture partners. This activity shall include, but not be limited to conducting and leading Due Diligence teams, and structuring, negotiating and closing transactions following the appropriate PMT Board of Director approval.

          In addition, Kane shall advise and assist Company management in the implementation of their business strategy of consolidation of the credit card and electronic commerce industry. Kane shall also provide advice and consulting services on company administration, legal, and related matters. Kane shall have full authority to coordinate and direct assigned projects subject to final approval of the PMT CEO and PMT Board of Directors. Kane will work closely with the Chairman of the Board and CEO of PMT, as well as the other officers and directors of PMT. During the Consulting Period Kane shall devote his efforts and attention on substantially a full time basis, to the performance of the duties required of him as a Consultant of PMT and, while working from the Nashville, Tennessee area, will be provided reasonable and suitable office space and support at PMT's offices to assist in the performance of his obligations hereunder. Kane shall perform such duties to the best of his abilities, shall use his best efforts to promote the success of the business of PMT and shall not engage in any other business activity or occupation which is competitive with PMT's business of marketing and servicing electronic credit card authorization and payment systems, check verification, ATM processing, and related electronic commerce activity. Kane will be available for travel as necessary and appropriate to perform his duties under this Agreement. Kane may own stock not to exceed 5% of shares outstanding in one or more public companies that compete with PMT.

          It is acknowledged and agreed that Kane is an independent contractor of PMT and not an employee of PMT and each of the parties to this Agreement agree to take actions consistent with the foregoing. Kane shall be based in Atlanta, Georgia. Kane shall be permitted to hire any employees he deems necessary to assist him in performing his tasks, and he shall be solely responsible for compensating any such employees as he deems appropriate. Kane may determine the location from which he works and may set his own hours of work, provided that he works a sufficient amount of hours to accomplish his duties under this Agreement. Neither party may assign its duties or obligations under this Agreement without the other's express and advance approval which may be given or withheld in his or its sole discretion.

     3. Compensation; Reimbursement of Expenses. (a) PMT shall pay Kane a consulting retainer fee of $15,000.00 per month, payable on the fifteenth day of each month. Payment of any and all taxes, FICA, and medicare payments shall be the sole responsibility of Kane. In the event that PMT is deemed liable by the Internal Revenue Service, a Court of law, or any other entity for the payment of such taxes, FICA or medicare payments, Kane specifically agrees to indemnify PMT for such amounts. Provided, however, Kane shall not be responsible for paying any portion of such monies, if any, owed by PMT. PMT will reimburse Kane for all reasonable administrative, travel and entertainment expenses incurred in the performance of his duties under this Agreement.

          (b) In addition to payments made in this Paragraph 3(a), PMT shall pay Kane a commission in cash equal to one percent (1%) of the consideration payable for any acquisition by PMT of stock or assets, or merger, joint venture, alliance or similar transaction (collectively referred to herein as a "Purchase") involving PMT that was directed by Kane and closed either during the term of this Agreement or within six (6) months of the termination of this Agreement; provided, however, PMT's Board of Directors must approve of any such Purchase. For this commission calculation purpose, the "consideration" which is the basis upon which the 1% is to be measured includes consideration in cash or debt or equity securities or interests and any other form of consideration paid, contingent or otherwise, including the assumption of debt or other liabilities by PMT. Such commissions shall become payable upon the closing of any Purchase.

     4. Stock Options. The Compensation Committee of the Board of Directors ("Compensation Committee") shall be responsible for drafting a stock option agreement, under which Kane shall receive non-qualified stock options to acquire up to 50,000 shares of PMT Common Stock. The exercise price for said option shares shall be equal to the closing price quoted on NASDAQ on the day the Compensation Committee approves the stock option agreement. Said shares shall vest over a period of four years, with 12,500 shares vesting on the anniversary date of the Compensation Committee's approval of the stock option agreement in the years 1998, 1999, 2000, and 2001.

     5. Confidentiality. Kane understands and agrees that he will not at any time, during the term of this Agreement or at any time thereafter, directly or indirectly, communicate, furnish, divulge or disclose to any person, individual, firm, association, partnership, corporation or other entity any confidential or proprietary knowledge or information that Kane may receive from PMT or its employees, including but not limited to its trade secrets, confidential or proprietary knowledge or other such information with respect to any non-public, confidential or proprietary matters concerning or relating to the business of PMT. Such matters shall include, but not be limited to (1) PMT's methods of doing business or obtaining business, (2) PMT's proposals, studies, or marketing plans, (3) all information about the identity of or any listing of any of the PMT's employees, customers or clients and (4) the terms and conditions of any of PMT's contracts or agreements. Kane agrees to require that any employees hired by him to assist in the performance of his duties be bound by the provisions of this paragraph 5. Provided, however, nothing contained in this paragraph 5 shall apply to any knowledge or information that (1) is generally available to the public or becomes generally available to the public other than as a result of a disclosure in violation hereof by Kane or his employee or agent, (2) prior to its disclosure, was available to Kane prior to his association with PMT or (3) becomes available to Kane from a source other than PMT or any of its Representatives, provided that such source is not, to Kane's knowledge, bound by a confidentiality agreement with respect to such information. For purposes of this Agreement, the term "Representatives" shall mean PMT's directors, officers, employees, attorneys, accountants and others engaged by PMT or intended to be engaged by PMT to advise it.

     6. No Liability; Indemnification. Kane shall not be liable to PMT for any act or failure to act by Kane in connection with this Agreement, other than any act constituting willful misconduct, gross negligence, a breach of this Agreement, or as specified in Paragraph 3 hereof. PMT shall defend, indemnify and hold Kane harmless with respect to his service under this Agreement to the full extent permitted by PMT's bylaws and the Delaware General Corporation Law.

     7. Termination After Change in Control. Upon any "Termination," as defined below, within eighteen months after any "Change in Control" of PMT, as defined below, PMT shall pay Kane as severance of his consulting relationship one year's retainer fee of $180,000.00 and the greater of the amount of commissions earned for the calendar year in which such Termination occurs or for the calendar year prior to the year in which such Termination occurs. Said severance amount shall be paid within 10 days of such Termination.

          a.  "Termination" shall include:

               (1) The assignment to Kane of any duties materially inconsistent with Kane's position, authority, duties or responsibilities as then in effect, or any other action by PMT which results in a substantial and material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action taken with the written consent of Kane.

               (2) Any material breach by PMT of this Agreement or any purported termination by PMT of Kane's consulting relationship otherwise than as expressly permitted by this Agreement; or

     b. For purposes of this Agreement, "Change in Control" shall mean:

               (1) The acquisition (other than from PMT) by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, any employee benefit plan of PMT or its subsidiaries which acquires beneficial ownership of voting securities of PMT) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of PMT's then outstanding voting securities entitled to vote generally in the election of directors; or

               (2) Approval by the stockholders of PMT of a reorganization, merger, or consolidation, in which the shares of PMT voting stock outstanding immediately prior to such reorganization, merger or consolidation do not constitute or become exchanged for or converted into more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of PMT or of the sale of all or substantially all of the assets of PMT.

     8.   Termination.

          a. Termination with Cause. PMT or Kane may terminate its or his obligations under this Agreement, respectively, (other than the obligation of PMT to pay earned commissions then payable to Kane) upon the material breach or default by the other of any provision of this Agreement if such breach or default is capable of and not cured within 10 days after written notice is given to the breaching or defaulting party. Notwithstanding the foregoing, PMT shall have the right to terminate this Agreement immediately for any of the following causes:

               (1) admission or conviction of, or a plea of guilty or nolo contendere by Kane to (a) any felony, or (b) any crime involving moral turpitude; or

               (2) a determination by PMT's Board of Directors, after a diligent inquiry by it involving the exercise of due care, that Kane has failed to perform the duties hereunder.

     Should PMT terminate this Agreement for cause, Kane shall be entitled to a pro-rata portion of his monthly retainer fee based upon the number of days worked in the month of said termination and any earned but unpaid commissions as outlined in paragraph 3(b) of this Agreement, provided, however, no commissions are earned and payable unless a transaction is closed within six months of the termination of this Agreement.

          b. Termination on Account of Death or Medical Disability. PMT may terminate its obligations under this Agreement upon the death of Kane or upon the expiration of sixty days following the commencement of a continuous period of medical disability (either physical or mental) of Kane causing him to have been substantially unable to perform his duties pursuant to this Agreement for such sixty-day period; provided, however, that any stock option which has previously been granted to Kane shall continue in effect to the extent provided in the stock option agreement. A state of "medical disability" that may be conclusively established by the parties' agreement that such state exists or by the issuance of a letter confirming such disability written by a duly licensed and practicing physician selected by PMT. A state of medical disability shall commence upon the first day Kane is substantially unable to perform his duties hereunder because of any medical disability.

     9. Covenant not to Solicit. For a period of five years after cessation of this Agreement for whatever reason, Kane will not at any time, directly or indirectly solicit, induce, or attempt to solicit or induce any employee of PMT to terminate his or her employment with PMT, and Kane also agrees not to hire, solicit, recruit or assist in the hiring, solicitation, or recruitment of, for purposes of competition with PMT in any fashion, any current employees as of the last date this Agreement was in effect or former employees of PMT that were employed at any time during the last year of Kane's association with PMT. For this same 5 year period, Kane furthermore agrees not to contact or call on clients or customers of PMT (who were clients or customers during Kane's Agreement with PMT). This covenant by Kane shall be construed as an agreement independent of any other provision of this Agreement. The existence of any claim or a cause of action of Kane against PMT, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by PMT of this covenant. Provided, further, if any provision of this paragraph 9 is held invalid, such provision shall be severed and the balance thereof shall remain valid and enforceable. In the event a court of competent jurisdiction determines that the scope of business restricted or the time or geographical limitations imposed are too broad to be capable of enforcement, the parties hereto agree that such court should ignore such provisions and instead enforce such provisions as to such scope, time and geographical area as the court deems proper. Kane acknowledges that the remedy at law for breach of this paragraph 9 will be inadequate and that PMT shall be entitled to injunctive relief. The provisions of this paragraph 9 shall survive the termination of this Agreement. Kane agrees to require that any employees hired by him to assist in the performance of his duties be bound by the provisions of this paragraph 9.

     10.  Miscellaneous.

          a. Severability. Each of the covenants and agreements contained in this Agreement shall be independent and severable from the others, and the invalidity, illegality or unenforceability of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of any such provision.

          b. Assignment; Successors in Interest. Except for the transfer of options by will or the laws of descent and distribution as provided in the stock option agreement described in Section 4 of this Agreement, Kane shall have no right to assign or transfer any or all of his rights and obligations under this Agreement without the prior written consent of PMT. This Agreement shall be binding upon the parties to this Agreement and their respective legal representatives, heirs, devises, legatees and successors and assigns (whether or not permitted), shall inure to the benefit of the parties to this Agreement and their respective permitted legal representatives and permitted successors and assigns, and any reference to a party to this Agreement shall also be a reference to a successor or permitted assign.

          c. Notices. All notices or other communications provided for under this Agreement shall be in writing signed by the party making the same and shall be either delivered in person or mailed by first-class mail (postage prepaid) addressed to:

               If to Kane, to:

                    Stephen D. Kane
                    40 Muscogee Avenue
                    Atlanta, Georgia 30305
                    Fax No. (404) 841-9697
                    Phone No. (404) 841-9695

               If to PMT, to:

                    Richardson M. Roberts
                    PMT Services, Inc.
                    Two Maryland Farms
                    Suite 200
                    Brentwood, Tennessee 37027
                    Fax No. (615) 254-1501

               with a copy to:

                    Waller Lansden Dortch & Davis
                    A Professional Limited Liability Company
                    511 Union Street, Suite 2100
                    Nashville, Tennessee  37219-1760
                    Fax No. (615) 244-6804

     or to such other person or at such different address as a party to this Agreement may furnish to the other in writing pursuant to the foregoing.

          d. Gender; Number; Captions. Whenever the context of this Agreement requires, the gender of any pronoun includes the other genders, and the singular number includes the plural. Titles and captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of its provisions.

          e. Controlling Law; Integration; Amendment; Waiver. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee, unless specifically indicated otherwise. This Agreement supersedes all prior negotiations, agreements and understandings between the parties to this Agreement, constitutes the entire agreement between the parties to this Agreement as to the subject matter of this Agreement, and may not be altered or amended except in writing signed by the parties to this Agreement. The failure of either party to this Agreement at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by either party to this Agreement of any provision or of a breach of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision or of a breach of any other provision of this Agreement.

          f. Counterparts. This Agreement may be signed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of two copies to reflect the signature of each party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such counterparts.


     DULY EXECUTED by the undersigned, as of April 1, 1997.


                              /s/ Stephen D. Kane
                              ---------------------------
                              Stephen D. Kane
                              Consultant


                              PMT SERVICES, INC.



                              By: /s/ Richardson M. Roberts
                                 ---------------------------------
                                 Richardson M. Roberts
                                 Chairman and Chief Executive Officer